Exhibit (a)(31)

TD ASSET MANAGEMENT USA FUNDS INC.

ARTICLES SUPPLEMENTARY

TD Asset Management USA Funds Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article V of the charter (the “Charter”) of the Corporation, the Board of Directors of the Corporation, by resolutions duly adopted, reclassified the shares of each of the following series and classes of common stock, par value $.0001 per share (the “Common Stock”), of the Corporation as set forth below:

A.       2,800,000,000 authorized but unissued shares of the TD Short-Term Bond Fund – Institutional Class are hereby reclassified as shares of Common Stock without further classification or designation (“Undesignated Common Stock”);

B.       300,000,000 authorized but unissued shares of the TD Short-Term Bond Fund – Advisor Class are hereby reclassified as shares of Undesignated Common Stock;

C.       1,000,000,000 authorized but unissued shares of the TD Core Bond Fund – Institutional Class are hereby reclassified as shares of Undesignated Common Stock;

D.       300,000,000 authorized but unissued shares of the TD Core Bond Fund – Advisor Class are hereby reclassified as shares of Undesignated Common Stock;

E.        1,000,000,000 authorized but unissued shares of the TD High Yield Bond Fund – Institutional Class are hereby reclassified as shares of Undesignated Common Stock;

F.       200,000,000 authorized but unissued shares of the TD High Yield Bond Fund – Advisor Class are hereby reclassified as shares of Undesignated Common Stock;

G.        1,000,000,000 authorized but unissued shares of the Epoch U.S. Equity Shareholder Yield Fund – Institutional Class are hereby reclassified as shares of Undesignated Common Stock;

H.       400,000,000 authorized but unissued shares of the Epoch U.S. Equity Shareholder Yield Fund – Advisor Class are hereby reclassified as shares of Undesignated Common Stock;

I.        1,500,000,000 authorized but unissued shares of the Epoch Global Equity Shareholder Yield Fund – Institutional Class are hereby reclassified as shares of Undesignated Common Stock;

J.       300,000,000 authorized but unissued shares of the Epoch Global Equity Shareholder Yield Fund – Advisor Class are hereby reclassified as shares of Undesignated Common Stock;

K.        1,000,000,000 authorized but unissued shares of the TD Target Return Fund – Institutional Class are hereby reclassified as shares of Undesignated Common Stock;

L.       200,000,000 authorized but unissued shares of the TD Target Return Fund – Advisor Class are hereby reclassified as shares of Undesignated Common Stock; and

M.       100,000,000 authorized by unissued shares of the TDAM Tactical Opportunities Fund are hereby reclassified as shares of Undesignated Common Stock.

The shares reclassified as set forth above have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of Undesignated Common Stock as set forth in the Charter.

SECOND: After the reclassification of the shares of Common Stock pursuant to these Articles Supplementary, the 100,000,000,000 shares of Common Stock that the Corporation has authority to issue are classified and designated as follows:

Series and Class	Number of Shares
TD Money Market Portfolio – Investor Class TD Money Market Portfolio – Class A TD Money Market Portfolio – Premium Class TD Money Market Portfolio – Select Class	8,000,000,000 10,000,000,000 3,000,000,000 6,000,000,000
TD U.S. Government Portfolio – Investor Class TD U.S. Government Portfolio – Class A	7,000,000,000 5,000,000,000
TD Municipal Portfolio – Investor Class TD Municipal Portfolio – Class A	4,000,000,000 4,000,000,000
TD New York Municipal Money Market Portfolio – Investor Class TD New York Municipal Money Market Portfolio – Class A	2,000,000,000 2,000,000,000
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Series and Class	Number of Shares
TD California Municipal Money Market Portfolio – Investor Class TD California Municipal Money Market Portfolio – Class A	5,000,000,000 2,000,000,000
TD Institutional U.S. Government Fund – Institutional Class TD Institutional U.S. Government Fund – Institutional Service Class TD Institutional U.S. Government Fund – Commercial Class	7,000,000,000 5,000,000,000 4,500,000,000

TD Institutional Treasury Obligations Money Market Fund – Institutional Service Class

TD Institutional Treasury Obligations Money Market Fund – Commercial Class

TD Institutional Treasury Obligations Money Market Fund – Institutional Class

TD Institutional Treasury Obligations Money Market Fund – Class A

3,000,000,000 4,500,000,000 1,500,000,000 1,400,000,000
TD 1- to 5-Year Corporate Bond Portfolio	1,000,000,000
TD 5- to 10-Year Corporate Bond Portfolio	1,000,000,000
TD Global Low Volatility Equity Fund – Institutional Class TD Global Low Volatility Equity Fund – Advisor Class	1,500,000,000 300,000,000
Epoch U.S. Small-Mid Cap Equity Fund – Institutional Class Epoch U.S. Small-Mid Cap Equity Fund – Advisor Class	1,000,000,000 200,000,000
Undesignated Common Stock	10,100,000,000

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THIRD: The shares of Common Stock described above have been reclassified by the Board of Directors under the authority contained in the Charter.

FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.

FIFTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Secretary as of this 29th day of January, 2018.

ATTEST:	TD ASSET MANAGEMENT USA FUNDS INC.

/s/ James Bernstein___________________	By: /s/ Michele Teichner______________(SEAL)
James Bernstein	Michele Teichner
Secretary	Vice President

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